Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2017 of Teck Resources Limited of our report dated February 14, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Annual Report.

We also consent to the incorporation by reference in Teck Resources Limited’s Registration Statements on Form S-8 (File Nos. 333-205514, 333-170840, and 333-140184).

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

February 28, 2018